UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

SOLANEX MANAGEMENT INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-49632	98-0361151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3820 Boca Chica Avenue, Las Vegas, Nevada	89120-2056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 225-1372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 5, 2011, Solanex Management Inc. (the “Company”) entered into a binding letter of intent (the "Agreement") with Corbridge Group, Inc., a Texas corporation (“Corbridge”).  Under the terms of the Agreement, the Company agreed to acquire certain assets from Corbridge in exchange for shares of unregistered common stock, $0.001 par value per share (the “Common Stock”), of the Company.  The proposed acquisition will result in Corbridge and/or parties designated by Corbridge becoming the majority holder(s) of the Common Stock of the Company upon closing. The Agreement calls for the issuance of a total of 30,000,000 shares of Common Stock of the Company, in exchange for the transfer of (i) any and all of the contracts and other assets previously held by EIT Telecom, Inc., a Delaware subsidiary of Corbridge, (ii) loans held by Pedernales River Capital Holdings, Inc., a Colorado subsidiary of Corbridge, (iii) telecom assets held by Corbridge Communications, Inc., a Colorado subsidiary of Corbridge, and (iv) Corbridge’s option to purchase certain real estate assets, which consists of (a) an 191 unit apartment complex on Cambridge Street in Las Vegas, Nevada and (b) two four-story apartment buildings (43 units total) in Brooklyn, New York (herein after, the “Assets”).

On the closing of the transaction contemplated in the Agreement: (i) the 30,000,000 shares of Common Stockin the Company will be transferred to Corbridge and/or parties designated by Corbridge and (ii) the Company will receive the Assets.  Furthermore, on or before the closing of the transaction contemplated in the Agreement, Mr. Charles R. Shirley, Mr. Earle G. Hickey, Mr. Joseph Curci and Ms. Rosalia Miray will be appointed to the Board of Directors of the Company and Mr. David J. Eckert will resign from the Board of Directors of the Company. The closing of this transaction will cause a change in control of the Company.

The Common Stock to be issued will be priced at four cents ($.04) per share.  The shares of Common Stock to be issued will represent sixty-six percent (66%) of the issued and outstanding shares of the Company.

Prior to the date of the Agreement, neither the Company nor any affiliate of the Company has had any material relationship with Corbridge other than in respect of the negotiation of the Agreement.

Corbridge is a company focused on telecom equipment sales and installation.  Corbridge has recently explored entering into real estate acquisition and management.

The Company is based in Houston, Texas and is a diversified holding company with interests in real estate acquisition and management and also telecom equipment sales and installation. The shares of Solanbridge Group, Inc. trade on the OTCBB under the stock symbol “SLNX”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Binding Letter of Intent, dated January 5, 2011, by and between Solanex Management Inc. and Corbridge Group, Inc.

99.1	Press release of Solanex Management Inc., dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLANEX MANAGEMENT INC.

Date: January 11, 2011	By:	/s/ David J. Eckert
David J. Eckert, CFO